                                                                  EXHIBIT 10.27

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                           ASSET PURCHASE AGREEMENT

                                    Between

                 ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK,
                                   as Seller

                                      and

                          ROAD BAY INVESTMENTS, LLC,
                                 as Purchaser

                           Dated as of March 9, 2011

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                               TABLE OF CONTENTS

                                                                         PAGE

  ARTICLE I  DEFINITIONS                                                  1

     Section 1.01     Definitions                                         1

     Section 1.02     Other Definitional Provisions.                      2

  ARTICLE II  PURCHASE AND SALE OF ASSETS                                 3

     Section 2.01     Purchase and Sale of Assets                         3

     Section 2.02     Delivery and Payment                                3

     Section 2.03     Forms of Notes                                      3

  ARTICLE III  TERMS AND CONDITIONS OF REPAYMENT OF NOTES; MATURITY       3

     Section 3.01     Interest                                            3

     Section 3.02     Principal                                           3

     Section 3.03     Payments by the Purchaser.                          3

     Section 3.04     Prepayment                                          4

  ARTICLE IV  REGISTRATION OF NOTES; TRANSFER AND EXCHANGE                4

     Section 4.01     Note Register                                       4

     Section 4.02     Exchanges and Transfers                             4

  ARTICLE V  RATIO OF DEBT TO TOTAL ASSETS COVENANT                       4

  ARTICLE VI  EVENTS OF DEFAULT                                           5

     Section 6.01     Events of Default                                   5

     Section 6.02     Remedies Upon an Event of Default                   5

  ARTICLE VII  MISCELLANEOUS                                              5

     Section 7.01     Notices                                             5

     Section 7.02     Amendments, Waivers                                 5

     Section 7.03     Successors and Assigns; Third Party Beneficiaries   6

     Section 7.04     Severability                                        6

                                      -i-

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           Section 7.05     Binding Effect                          6

           Section 7.06     GOVERNING LAW; CONSENT TO JURISDICTION  6

           Section 7.07     Execution in Counterparts               6

           Section 7.08     Entire Agreement                        6

           Section 7.09     Headings                                6

SCHEDULES AND EXHIBITS

Schedule I   Initial Assets
Schedule II  Notice Information
Exhibit A    Form of Note

                                     -ii-

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   This ASSET PURCHASE AGREEMENT, dated as of March 9, 2011, is made by and between Allstate Life Insurance Company of New York, a life insurance company domiciled in New York (together with its successors and assigns, the "Seller"), and Road Bay Investments, LLC, a limited liability company organized under the laws of the State of Delaware (together with its successors and assigns, the "Purchaser").

                                   RECITALS

   WHEREAS, the Seller desires to sell to the Purchaser on the date hereof and from time to time hereafter on or before December 31, 2011, and the Purchaser desires to purchase from the Seller, commercial mortgage loans, participations in commercial mortgage loans, bonds, or real estate acquired by Seller in connection with such loans with an aggregate fair value not in excess of $25,000,000 (the "Assets"); and

   WHEREAS, as consideration for the sale of the Assets, the Seller shall receive one or more notes (the " Notes") from the Purchaser with an aggregate principal amount equal to the fair value of the Assets;

   NOW, THEREFORE, for full and fair consideration, the parties hereto agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

   Section 1.01 Definitions. The following capitalized terms shall have the following meanings:

   "Agreement" means this Asset Purchase Agreement, as the same may from time to time be amended, supplemented, or otherwise modified in accordance with the terms hereof.

   "Assets" has the meaning specified in the first WHEREAS clause in the recitals hereof.

   "Business Day" means any day other than a Saturday or a Sunday or any day on which banking institutions in Chicago, Illinois, are authorized or obligated by law, regulation, or executive order to be closed.

   "Debt" means, without duplication, the Purchaser's liabilities for borrowed money; liabilities for the deferred purchase price of property (excluding accounts payable arising in the ordinary course of business but including, without limitation, all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property); capital lease obligations; all liabilities for borrowed money secured by any lien with respect to any property owned by the Purchaser (whether or not it has assumed or otherwise become liable for such liabilities); and any guaranty by the Purchaser with respect to such liabilities or obligations of another person or entity.

   "Event of Default" has the meaning specified in Section 6.01 hereof.

   "Fair Value" with respect to any Asset means the fair value of such Asset on the date of purchase and sale under this Agreement determined in accordance with statutory accounting principles as set forth in the National Association of Insurance Commissioners' Accounting Practices and Procedures Manual as then in effect.

   "Holder" means, with respect to any Note, the Person in whose name such Note is registered in the Note Register.

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   "Initial Assets" has the meaning specified in Section 2.01 hereof.

   "Interest Payment Date" means each April 1 and October 1, commencing April 1, 2011, provided that if such day is not a Business Day, the next succeeding Business Day.

   "Interest Period" means, with respect to any Note, (a) in the case of the initial interest period with respect to such Note, the period from, and including, the date such Note was issued to the Seller to, but excluding, the immediately following Payment Date, (b) thereafter, the period from, and including, the preceding Payment Date to, but excluding, the next succeeding Payment Date, and (c) in the case of the final interest period with respect to such Note, the period from, and including, the preceding Payment Date to, but excluding, the Maturity Date.

   "Interest Rate" means, with respect to each Note, the rate set forth in such note.

   "Maturity Date" means, with respect to a Note, the date on which all outstanding unpaid principal on such Note becomes due and payable, whether at the Stated Maturity Date or by acceleration pursuant to Section 6.02.

   "Note Register" has the meaning specified in Section 4.01 hereof.

   "Notes" has the meaning specified in the second WHEREAS clause in the recitals hereof.

   "Payment Date" means any Interest Payment Date or Maturity Date.

   "Person" means an individual, corporation (including a business trust), partnership, limited liability company, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated association or government or any agency or political subdivision thereof.

   "Purchaser" has the meaning specified in the introduction to this Agreement.

   "Record Date" means the date on which the Holders of any Note entitled to receive a payment with respect to principal or interest on the next succeeding Payment Date are determined, such date as to any Payment Date being five
(5) Business Days prior to such Payment Date.

   "Seller" has the meaning specified in the introduction to this Agreement.

   "Stated Maturity Date" means, with respect to each Note, the seventh (7/th/) anniversary of the issuance date of such Note, provided such date is a Business Day.

   "Total Assets" means, at any time, the total assets of the Purchaser which would be shown as assets on a balance sheet as of such time prepared in accordance with generally accepted accounting principles as in effect from time to time in the United States of America.

   Section 1.02 Other Definitional Provisions.

          (a) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto.

          (b) The words "hereof," "herein," and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not

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       to any particular provision of this Agreement; and Section and subsection references contained in this Agreement are references to Sections or subsections in or to this Agreement unless otherwise specified.

                                  ARTICLE II
                          PURCHASE AND SALE OF ASSETS

   Section 2.01 Purchase and Sale of Assets. Upon the terms and subject to the conditions set forth in this Agreement, and in reliance on the covenants and agreements herein set forth, on the date hereof, the Seller shall sell and the Purchaser shall purchase the Assets listed on Schedule I (the "Initial Assets"). From time to time on or after the date hereof and on or before December 31, 2011, the Seller may, on ten (10) Business Days' notice to the Purchaser, offer to sell to the Purchaser, and the Purchaser may purchase, additional Assets. Notwithstanding the foregoing provisions of this
Section 2.01, the aggregate fair value of Assets that may be purchased and sold under this agreement shall not exceed $25,000,000. As security for the performance of the Purchaser's obligations under this Agreement, the parties hereto shall, concurrent with this Agreement, enter into a Pledge and Security Agreement wherein Purchaser grants a pledge of and security interest in the Purchaser's right, title, and interest in the Assets and the other collateral identified therein.

   Section 2.02 Delivery and Payment. The Seller shall deliver the Initial Assets to the Purchaser on the date hereof. Against delivery of the Initial Assets or any additional Assets, the Purchaser shall issue to Seller Notes with an aggregate principal amount equal to the aggregate Fair Value of such Assets. Purchaser shall issue a separate Note for the purchase of each Asset.

   Section 2.03 Forms of Notes. The Notes shall be issued substantially in the form of the Note attached as Exhibit A hereto and shall be duly executed and delivered by the Purchaser as hereinafter provided.

                                  ARTICLE III
             TERMS AND CONDITIONS OF REPAYMENT OF NOTES; MATURITY

   Section 3.01 Interest. Each Note shall bear interest during each Interest Period at the Interest Rate set forth in such Note. Interest shall be due and payable on each Interest Payment Date. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

   Section 3.02 Principal. The principal of each Note shall be due and payable on the Stated Maturity Date.

   Section 3.03 Payments by the Purchaser.

          (a) On any Payment Date, the Purchaser shall pay in accordance with the terms of this Agreement: (i) all accrued but unpaid interest on the Notes and (ii) any principal payments due with respect to the Notes, if any.

          (b) Any interest or principal that has not been paid when due shall accrue interest at a rate per annum equal to the Interest Rate from and including, for each such amount, the Payment Date therefor, up to but excluding the date on which each such amount is actually paid.

          (c) All payments required to be made by the Purchaser with respect to this Article III shall be made: (i) by wire transfer of immediately available funds and/or

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       the transfer of marketable securities (valued at their fair market value) not later than 1:00 p.m., Chicago time, and (ii) to the account of the Seller, or to such other account as the Seller may have most recently designated in writing for such purpose by notice to the Purchaser.

          (d) The Purchaser and any agent of the Purchaser may treat the Person in whose name any Note is registered on the Note Register as the owner of such Note on the applicable Record Date for the purpose of receiving payments of principal and interest on such Note and on any other date for all other purposes whatsoever (regardless of whether such payment is overdue), and neither the Purchaser nor any agent of the Purchaser shall be affected by notice to the contrary.

   Section 3.04 Prepayment. The Purchaser may prepay the Notes, in part or in full, at any time. Upon Purchaser's disposition of any Asset, or any real estate related to such Asset, Purchaser shall prepay, in full, the Note issued in connection with the purchase of such Asset.

                                  ARTICLE IV
                 REGISTRATION OF NOTES; TRANSFER AND EXCHANGE

   Section 4.01 Note Register. The Purchaser shall keep a register (the "Note Register") at its office in Northbrook, Illinois, in which it shall provide for the registration of the Notes and the registration of transfers of the Notes. Such Note Register shall be in written form or in any other form capable of being converted into written form within a reasonable time. Upon surrender for registration of transfer of any Note at the office of the Purchaser and in compliance with the restrictions set forth in any legend appearing on any Note, the Purchaser shall execute and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denomination and of like terms.

   Section 4.02 Exchanges and Transfers. At the option of any Holder, any Note may be exchanged for one or more Notes, of any authorized denomination and of like terms, upon surrender of the Note to be exchanged at the office of the Purchaser or such other office as the Purchaser may designate for such purposes. Whenever any Note is surrendered for exchange, the Purchaser shall execute and deliver the Note that the Holder making the exchange is entitled to receive. Any Notes issued upon any registration of transfer or exchange of a Note shall be the valid obligations of the Purchaser, evidencing the same debt, and entitled to the same benefits under this Agreement, as the Note surrendered upon such registration of transfer or exchange. Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Purchaser duly executed by the Holder thereof or its attorney duly authorized in writing. No service charge shall be made to a purchaser for any registration of transfer or exchange of a Note, but the Purchaser may require payment of a sum sufficient to cover the expenses of delivery (if any) not made by regular mail or any tax or other governmental charge payable in connection therewith.

                                   ARTICLE V
                    RATIO OF DEBT TO TOTAL ASSETS COVENANT

   Until this Agreement is terminated and all obligations of the Purchaser under this Agreement and the Notes have been paid or performed in full, the Purchaser covenants and agrees that it will not directly or indirectly, create, incur, assume, guarantee, or otherwise become directly or indirectly liable with respect to any Debt, unless on the date the Purchaser becomes liable with respect to any such Debt and immediately after giving effect thereto and the concurrent retirement of any other Debt, no Event of Default exists and the aggregate amount of its Debt does not exceed 50% of its Total Assets for its then most recently ended fiscal year.

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                                  ARTICLE VI
                               EVENTS OF DEFAULT

   Section 6.01 Events of Default. The occurrence of any of the following events shall constitute an "Event of Default" hereunder:

          (a) default is made in the payment of any installment of interest on the Notes when such interest becomes due and payable and such default continues for a period of 30 days,

          (b) default is made in the payment of the principal of the Notes when such principal becomes due and payable, or

          (c) default is made in the performance of the covenant set forth in
       Article V of this Agreement or any other part of this Agreement as it may be amended from time to time.

   Section 6.02 Remedies Upon an Event of Default. Upon the occurrence of an Event of Default, the Seller may give notice of such Event of Default to the Purchaser and demand payment of the entire outstanding principal amount of such Notes, plus all accrued but unpaid interest, plus interest on such overdue principal and overdue interest at the Interest Rate, plus such further amounts as shall be necessary to cover the Seller's costs and expenses of collection, including reasonable attorneys' fees.

                                  ARTICLE VII
                                 MISCELLANEOUS

   Section 7.01 Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be delivered by the following means:
(i) hand delivery, (ii) overnight courier service (e.g., FedEx, or Airborne Express); (iii) registered or certified U.S. mail, postage prepaid, and return receipt requested; or (iv) facsimile transmission. If any notice or other communication provided for herein is sent by any party by electronic e-mail it shall not be deemed to have been delivered to the addressee if the party sending such notice or communication receives a response from the intended addressee that he or she will not be able to retrieve e-mail due to vacation, other absence from the office, system failure, or other reason. All such notices shall be delivered to the parties as set forth on Schedule II hereof. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

   Section 7.02 Amendments, Waivers.

          (a) Except as otherwise expressly provided herein, no amendment or waiver of any provision of this Agreement shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

          (b) The Seller and the Purchaser may amend any provision of this Agreement to effectuate the division of any Notes held by the Seller into paid and unpaid portions and the surrender of the paid portion.

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          (c) Each such amendment, waiver, or consent shall be effective only in the specific instance and for the specific purpose for which given. A failure or delay in exercising any right, power, or privilege with respect to this Agreement will not be presumed to operate as a waiver, and a single or partial exercise of any right, power, or privilege will not be presumed to preclude any subsequent or further exercise of that right, power, or privilege or the exercise of any other right, power, or privilege.

   Section 7.03 Successors and Assigns; Third Party Beneficiaries. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors. This Agreement shall not be transferred or assigned under any circumstances. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto and their respective successors and permitted transferees) any legal or equitable right, remedy, or claim under or by reason of this Agreement.

   Section 7.04 Severability. Any provision of this Agreement held to be invalid, illegal, or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality, or unenforceability without affecting the validity, legality, and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

   Section 7.05 Binding Effect. This Agreement shall remain in full force and effect until such time as all of the Notes issued by the Purchaser shall have been repaid in full and cancelled.

   Section 7.06 GOVERNING LAW; CONSENT TO JURISDICTION. THIS AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS.

   Section 7.07 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

   Section 7.08 Entire Agreement. This Agreement constitutes the entire agreement between the parties relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

   Section 7.09 Headings. Article and Section headings used herein are for convenience of reference only, are not part of this Agreement, and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

                           [SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the first date written above.

                                          ALLSTATE LIFE INSURANCE COMPANY OF
                                          NEW YORK
                                          as Seller

                                          By:     -----------------------------
                                          Name:
                                          Title:  Authorized Signatory

                                          By:     -----------------------------
                                          Name:
                                          Title:  Authorized Signatory

                                          ROAD BAY INVESTMENTS, LLC
                                          as Purchaser

                                          By:     -----------------------------
                                          Name:
                                          Title:  Authorized Signatory

                                          By:     -----------------------------
                                          Name:
                                          Title:  Authorized Signatory

                                  SCHEDULE I
                                      TO
 ASSET PURCHASE AGREEMENT BETWEEN ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK
                         AND ROAD BAY INVESTMENTS, LLC

                                  SCHEDULE II
                                      TO
 ASSET PURCHASE AGREEMENT BETWEEN ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK
                         AND ROAD BAY INVESTMENTS, LLC

                              NOTICE INFORMATION

ADDRESS FOR NOTICES TO SELLER:

Allstate Life Insurance Company of New York
100 Motor Parkway, Suite 132
Hauppauge, Suffolk, NY, 11788-5107
WITH A COPY TO:
Allstate Life Inisurance Company of New York
3100 Sanders Road
Northbrook, Illinois 60062
Attention: Allstate Financial - Chief Financial Officer

ADDRESS FOR NOTICES TO PURCHASER:

Road Bay Investments, LLC
3075 Sanders Road, Suite G5C
Northbrook, IL 60062
Attention: President

                                   EXHIBIT A

                                 FORM OF NOTE

                                                                   [ISSUE DATE]

Road Bay Investments, LLC, a limited liability company duly organized and existing under the laws of the State of Delaware (the "Company"), for value
received hereby promises to pay to [                ], or its assigns, the
outstanding balance of the principal sum of [                ] in cash on
[STATED MATURITY DATE] and to pay interest thereon semi-annually on the first day of April and October in each year, commencing [FIRST INTEREST DATE], at [RATE], until the principal hereof is paid in full, except that the final payment of any accrued and unpaid interest shall be concurrent with the final payment of principal. Interest will be computed on the basis of a 360-day year of twelve 30-day months. All principal and interest shall be paid at the principal corporate office of the Company or such other place, which shall be acceptable to the Company, as the holder hereof shall designate in writing to the Company, in collected and immediately available funds in lawful money of the United States of America. Principal and interest shall be payable on the terms and conditions set forth below

       1. The Company covenants that if:

          (a) default is made in the payment of any installment of interest on this Note when such interest becomes due and payable and such default continues for a period of 30 days,

          (b) default is made in the payment of the principal of this Note when such principal becomes due and payable, or

          (c) default is made in the performance of the covenant set forth in
       Article V, or any other part, of that certain Asset Purchase Agreement
       dated as of       , 20   between the Company and           , as it may
       be amended from time to time,

the Company will, upon demand by the holder of this Note, pay to it the entire outstanding principal amount of this Note, plus all accrued but unpaid interest, plus interest on such overdue principal and overdue interest at the interest rate borne by this Note; and, in addition thereof, such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable attorneys' fees.

       2. Each payment made hereunder will be credited first to accrued but unpaid interest, if any, and the balance of such payment will be credited to the principal amount hereof.

       3. In the event that any payment of principal or interest on this Note is scheduled to be made on a day that is not a Business Day, then such payment shall be made on the next following Business Day and no additional interest shall accrue as a result of payment on such following Business Day. For the purpose of this paragraph, "Business Day" shall mean any day that is not a Saturday, Sunday, or any other day on which banking institutions in the State of Illinois are permitted or required by any applicable law to close.

       4. The Company's obligations under this Note are secured pursuant to
that certain Pledge and Security Agreement dated as of       , 20   between the
Company and                 , as it may be amended from time to time.

       5. The Company may prepay this Note, in part or in full, at any time. The Company shall prepay this Note upon disposition of the asset, or any real estate related to such asset, purchased by the Company with this Note.

       6. In the event the Company consolidates or merges into another entity or transfers substantially all of its assets to another entity, the entity into which the Company consolidates or merges or to which the assets of the Company are transferred must assume the liability of the Company hereunder.

       7. This Note shall be construed in accordance with, and governed by, the laws of the State of Illinois.

   IN WITNESS WHEREOF, the Company has caused this Note to be executed in its name and attested to by its authorized officer, all as of the date first written above.

                                             ROAD BAY INVESTMENTS, LLC

                                             By:  -----------------------------
                                                  Name:
                                                  Title:

                                             By:  -----------------------------
                                                  Name:
                                                  Title: Authorized Signatory

Attest: